UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2007

(Date of earliest event reported)

Tripos, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1699 South Hanley Rd.
St. Louis, MO	63144	(314) 647-1099
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3—Securities and Trading Markets

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           Tripos, Inc. (the “Company”) issued a press release dated May 23, 2007 announcing that on May 18, 2007, it received a letter from the Nasdaq Listing Qualifications Department advising the Company that (1) as reported initially on April 24, 2007, the Company continues not to be in compliance with the minimum $10 million stockholders’ equity requirement for continued inclusion on The Nasdaq Global Market under Nasdaq Marketplace Rule 4450(a)(3) and (2) the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the period ended March 31, 2007.

The letter states that trading of the Company’s common stock will be suspended at the opening of business on May 30, 2007 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”) removing Tripos’ securities from listing and registration on The Nasdaq Global Market unless Tripos requests a hearing before a Nasdaq Listing Qualifications Panel no later than 4:00 p.m. Eastern Time on May 25, 2007.  The Company will request such a hearing before a Nasdaq Listing Qualifications Panel.

The Company expects that its common stock will remain listed on The Nasdaq Global Market pending the outcome of a decision by the Nasdaq Listing Qualifications Panel.  The Company cannot provide any assurances that the Nasdaq Listing Qualifications Panel will grant its request for continued listing on The Nasdaq Global Market.

As previously reported, the Company sold its Discovery Informatics business in March 2007 and has entered into a definitive agreement, dated as of May 11, 2007, to sell its Discovery Research Products and Services business to Commonwealth Biotechnologies Inc.  Upon the sale of its Discovery Research business, the Company will become a shell company and will request that The Nasdaq Global Market delist its stock.

The Company also contemplates that it will seek to list its stock on the OTC Bulletin Board® if its stock ceases to trade on The Nasdaq Global Market. If this listing is not available to the Company, it would close its stock transfer books.

The Company is in the process of completing its financial statements for the first quarter of 2007 and will file its Quarterly Report on Form 10-Q as soon as practicable.

A copy of the Company’s press release dated May 23, 2007, with respect to the notification from The Nasdaq Stock Market described above, is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning, among other things, the Company’s future prospects, including: (1) the Company’s ability to complete the sale of its discovery research business; (2) the Company’s ability to satisfy its creditors out of the proceeds of the sales of its assets and other available resources; (3) the Company’s ability to offset corporate tax liabilities on the sale of assets through the utilization of net operating loss carryforwards; and (4) the Company’s ability to distribute any remaining cash to its stockholders.  These statements are based upon numerous assumptions that the Company cannot control and involve risks and uncertainties that could cause actual results to differ.  These statements should be understood in light of the risk factors set forth in the Company’s filings with the SEC, including, without limitations, those factors set forth in the Company’s Form 10-K for the fiscal year ended December 31, 2006, and from time to time in the Company’s periodic filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

99.1         Tripos, Inc. press release dated May 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2007	TRIPOS, INC.

	By:	/s/ John P. McAlister
John P. McAlister
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Tripos, Inc. press release dated May 23, 2007.